Independent Auditors' Report


To the Shareholders and Board of Directors of Alliance
Bancorp of New England, Inc.:


We have audited the accompanying consolidated balance sheets of Alliance Bancorp of New England, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated income statements, statements of changes in shareholders' equity, and statements of cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alliance Bancorp of New England, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.




                                    /S/ KPMG LLP
                                    --------------------------
                                    KPMG LLP
                                    Hartford, Connecticut
                                    January 28, 1999

Management's Report on the Financial Statements

The Management of Alliance Bancorp of New England, Inc. is responsible for the accuracy and content of the consolidated financial statements and other information in this annual report. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in all material respects, and information presented relies on Management's judgment where material estimates are required. The consolidated financial statement disclosures include the fair values of financial instruments, which include many assets and liabilities. They are not a representation of the fair values or liquidation values of total assets and liabilities, or the value of present and future business activities of the Company.

The accounting systems which record, summarize, and report data are supported by internal controls that are augmented by written policies, internal audits and staff training programs. The Audit Committee of the Board of Directors is made up solely of outside directors who are not employees of the Company. It directs and reviews the activities of the internal audit function and meets at least annually with representatives of KPMG LLP, the Company's independent auditors. KPMG LLP, a firm of Certified Public Accountants, has been appointed by the Audit Committee of the Board of Directors to conduct an independent audit and to express an opinion as to the fairness of the presentation of the consolidated financial statements of Alliance Bancorp of New England, Inc., in accordance with generally accepted accounting principles.



                           Consolidated Balance Sheets
                                                                        December 31,              December 31,
(in thousands except share data)                                                1998                      1997
----------------------------------------------------------------------------------------------------------------------------
Assets
   Cash and due from banks                                                 $   6,760                $    6,652
   Short-term investments                                                     13,456                    14,765
----------------------------------------------------------------------------------------------------------------------------
         Total cash and cash equivalents                                      20,216                    21,417

   Securities available for sale (at fair value)                              58,556                    43,729

   Securities held to maturity
         (fair value of $15,519 in 1998 and $20,021 in 1997)                  15,431                    19,949

   Residential mortgage loans                                                 57,555                    39,319
   Commercial mortgage loans                                                  46,724                    45,511
   Other commercial loans                                                     25,105                    18,270
   Consumer loans                                                             32,515                    29,504
   Government guaranteed loans                                                22,827                    24,846
----------------------------------------------------------------------------------------------------------------------------
         Total loans                                                         184,726                   157,450
   Less: Allowance for loan losses                                            (3,060)                   (3,000)
----------------------------------------------------------------------------------------------------------------------------
         Net loans                                                           181,666                   154,450

   Premises and equipment, net                                                 4,276                     4,151
   Foreclosed assets, net                                                         80                       617
   Other assets                                                                3,356                     2,816
----------------------------------------------------------------------------------------------------------------------------
         Total assets                                                      $ 283,581                $  247,129
----------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
   Demand deposits                                                         $  25,328                $   21,918
   NOW deposits                                                               25,155                    22,260
   Money market deposits                                                      29,585                    15,447
   Savings deposits                                                           37,238                    34,677
   Time deposits                                                             122,679                   127,431
----------------------------------------------------------------------------------------------------------------------------
         Total deposits                                                      239,985                   221,733

   Borrowings                                                                 23,610                     5,739
   Other liabilities                                                           1,790                       854
----------------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                   265,385                   228,326

   Commitments and contingencies (Note 17)
   Preferred stock, ( $.01 par value; 100,000 shares
         authorized, none issued)                                                  -                         -
   Common stock, ($.01 par value; authorized 4,000,000
         shares; issued 2,492,552 in 1998
         and 1,636,269 in 1997; outstanding 2,291,953 in 1998
         and 1,636,269 in 1997)                                                   25                        16
   Additional paid-in capital                                                 11,306                    11,073
   Retained earnings                                                           9,223                     7,071
   Accumulated other comprehensive income, net                                   751                       643
   Treasury stock (200,599 shares in 1998)                                    (3,109)                        -
----------------------------------------------------------------------------------------------------------------------------
         Total shareholders' equity                                           18,196                    18,803
----------------------------------------------------------------------------------------------------------------------------
         Total liabilities and shareholders' equity                        $ 283,581                $  247,129
----------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements

                         Consolidated Income Statements


Years ended December 31
(dollars in thousands except share data)                        1998                1997                1996
-------------------------------------------------------------------------------------------------------------------
Interest Income
   Loans                                                    $ 13,896            $ 12,138            $ 12,347
   Debt Securities                                             2,620               3,233               2,780
   Dividends on equity securities                              1,224               1,047                 601
   Other earning assets                                          631                 293                 244
-------------------------------------------------------------------------------------------------------------------
         Total interest and dividend income                   18,371              16,711              15,972
-------------------------------------------------------------------------------------------------------------------

Interest Expense
   Deposits                                                    8,984               8,487               7,894
   Borrowings                                                    359                 264                 415
-------------------------------------------------------------------------------------------------------------------
         Total interest expense                                9,343               8,751               8,309
-------------------------------------------------------------------------------------------------------------------

Net interest income                                            9,028               7,960               7,663

Provision For Loan Losses                                        179                 829                 978
-------------------------------------------------------------------------------------------------------------------
   Net interest income after provision for loan losses         8,849               7,131               6,685

Non-Interest Income
   Service charges and fees                                    1,226               1,148               1,115
   Net gain (loss) on securities                               1,204                 961                 (40)
   Net (loss ) gain on assets                                    (11)               (148)                200
-------------------------------------------------------------------------------------------------------------------
         Total non-interest income                             2,419               1,961               1,275

Non-Interest Expense
   Compensation and benefits                                   3,632               3,199               3,253
   Occupancy                                                     618                 586                 597
   Equipment                                                     265                 283                 285
   Data processing services                                      564                 620                 476
   FDIC, office and other insurance                              524                 553                 509
   Problem asset related expense                                 100                  88                 549
   Other                                                       1,644               1,082                 971
-------------------------------------------------------------------------------------------------------------------
         Total non-interest expense                            7,347               6,411               6,640
-------------------------------------------------------------------------------------------------------------------
   Income before income taxes                                  3,921               2,681               1,320
   Income tax expense (benefit)                                1,363                 664                (118)
-------------------------------------------------------------------------------------------------------------------
         Net Income                                          $ 2,558             $ 2,017             $ 1,438
-------------------------------------------------------------------------------------------------------------------

Per Share Data
   Basic earnings per share                                   $ 1.07               $ .85               $ .62
-------------------------------------------------------------------------------------------------------------------
   Diluted earnings per share                                 $ 1.03               $ .82               $ .61
-------------------------------------------------------------------------------------------------------------------

   Average basic shares outstanding                        2,389,828           2,382,654           2,316,218
   Average additional dilutive shares                         98,208              77,087              31,796
-------------------------------------------------------------------------------------------------------------------
   Average diluted shares outstanding                      2,488,036           2,459,741           2,348,014
-------------------------------------------------------------------------------------------------------------------


           Consolidated Statements of Changes in Shareholders' Equity


                                                                                    Accumulated
                                                          Additional                      other
Years ended December 31                         Common      paid-In      Retained com-prehensive  Treasury
(in thousands except share data)                 stock      capital      earnings        income      stock       Total
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                     $ 1,158      $ 8,795    $ 4,328     $ (1,000)                 $ 13,281
Comprehensive income
   Net income                                                            1,438
   Unrealized gains on securities,
   net of reclassification adjustment                                                   767
Comprehensive income                                                                                            2,205
Dividends declared ($0.01 per share)                                       (35)                                   (35)
Shares issued                                       15          123                                               138
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                     $ 1,173      $ 8,918    $ 5,731       $ (233)                 $ 15,589
-------------------------------------------------------------------------------------------------------------------------

Comprehensive income
   Net income                                                            2,017
   Unrealized gains on securities,
   net of reclassification adjustment                                                   876
Comprehensive income                                                                                            2,893
Dividends declared ($0.12 per share)                                      (278)                                  (278)
Shares issued                                       17          185                                               202
Four for three stock split
effected as a stock dividend                       399                    (399)
Conversion of par value
to $.01 per share from $1.00
due to formation of Alliance Bancorp            (1,574)       1,574
Issuance of shares pursuant to exercise of
stock options                                        1          396                                               397
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                        $ 16     $ 11,073    $ 7,071        $ 643                  $ 18,803
-------------------------------------------------------------------------------------------------------------------------

Comprehensive income
   Net income                                                            2,558
   Unrealized gains on securities,
   net of reclassification adjustment                                                   108
Comprehensive income                                                                                            2,666
Dividends declared ($0.17 per share)                                      (397)                                  (397)
Three for two stock split
effected as a stock dividend                         9                      (9)
Shares issued                                                   233                                               233
Purchase of treasury stock                                                                      $ (3,109)      (3,109)
----------------------------------------------------------------------------------------------------------- -------------
Balance, December 31, 1998                        $ 25     $ 11,306    $ 9,223        $ 751     $ (3,109)    $ 18,196
-------------------------------------------------------------------------------------------------------------------------



Disclosure of reclassification amount
Years ended December 31 (in thousands)                          1998                1997               1997
-----------------------------------------------------------------------------------------------------------------
Unrealized holding gain arising during
   the year net of income tax expense
   of $522, $1,002 and $512, respectively                      $ 830             $ 1,453              $ 743
Less reclassification adjustment for
   (gains) losses included in net income
   net of income tax expense (benefit)
   of $482, 384, and $16, respectively                          (722)               (577)                24
-----------------------------------------------------------------------------------------------------------------
Net unrealized gains on securities                             $ 108               $ 876              $ 767
-----------------------------------------------------------------------------------------------------------------


                      Consolidated Statements of Cash Flows

Years ended December 31 (in thousands)                       1998                  1997             1996
--------------------------------------------------------------------------- ---------------------------------------
Operating Activities:
    Net income                                             $ 2,558               $ 2,017          $ 1,438
   Adjustments to reconcile net income to
   net cash provided by operating activities:
         Provision for loan losses                            179                   829              978
         Depreciation and amortization                        621                   500              513
         Net investment security (gains) losses            (1,204)                 (961)              40
         Net asset losses (gains)                              11                   148             (200)
         Loans originated for sale                        (27,105)              (14,741)         (17,719)
         Proceeds from loans sold                          21,853                15,962           18,230
         Increase in other liabilities                        936                   175              207
         Decrease (increase) in other assets                  386                   348             (803)
--------------------------------------------------------------------------- ---------------------------------------
         Net cash provided by operating activities         (1,765)                4,277            2,684

Investing Activities:
   Securities available for sale:
         Proceeds from amortization and maturities          2,802                 3,219            2,447
         Proceeds from sales of securities                 32,081                23,453            3,759
         Purchases of securities                          (49,660)              (23,585)         (28,422)
   Securities held to maturity:
         Proceeds from amortization and maturities          4,518                   741            2,060
         Proceeds from sales of securities                      -                     -              806
   Net (increase) decrease in loans                       (22,651)              (12,963)           5,517
   Proceeds from sales of foreclosed assets                 1,097                 2,021            1,530
   Purchases of premises and equipment                       (473)                  (88)            (157)
   Proceeds from sales of premises and equipment                -                     -              102
--------------------------------------------------------------------------- ---------------------------------------
         Net cash used by investing activities            (32,286)               (7,202)         (12,358)

Financing Activities:
   Net increase in interest-bearing deposits               14,842                13,880           10,177
   Net increase in demand deposits                          3,410                 2,245            1,993
   Proceeds from issuance of FHLB advances                 21,929                 6,052           12,203
   Principal repayments of FHLB advances                   (2,058)               (9,719)         (11,572)
   Net increase (decrease) in other borrowings             (2,000)               (1,000)           2,890
   Stock options exercised                                    233                   599              138
   Cash dividends paid                                       (397)                 (278)             (35)
   Purchase of treasury stock                              (3,109)                    -                -
--------------------------------------------------------------------------- ---------------------------------------
--------------------------------------------------------------------------- ---------------------------------------
         Net cash provided by financing activities         32,850                11,779           15,794
--------------------------------------------------------------------------- ---------------------------------------
Net Change in cash and cash equivalents                    (1,201)                8,854            6,120
Cash and cash equivalents at beginning of the year         21,417                12,563            6,443
--------------------------------------------------------------------------- ---------------------------------------
Cash and cash equivalents at end of the year             $ 20,216              $ 21,417         $ 12,563
--------------------------------------------------------------------------- ---------------------------------------

Supplemental Information On Cash Payments
   Interest expense                                       $ 9,289                $8,737          $ 8,309
   Income taxes                                               797                   494              460

Supplemental Information On Non-cash Transactions
   Net loans transferred to foreclosed assets                 216                 2,128              369




                   Notes to Consolidated Financial Statements

1.   Summary Of Significant Accounting Policies

Formation of Bank Holding Company. On October 3, 1997, Alliance Bancorp of New England, Inc. (the "Company") acquired all of the outstanding common stock of Tolland Bank (the "Bank") on a one-for-one basis, in accordance with an Agreement and Plan of Reorganization. The accompanying consolidated financial statements give effect to the Company's reorganization and the exchange of stock, which have been accounted for in a manner similar to a pooling-of-interests transaction.

Principles of Business and Consolidation. The Company is a one bank holding Company, chartered in Delaware. The Bank is a Connecticut chartered savings bank with deposits insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). The Bank provides consumer and commercial banking services from its eight offices located in Tolland County, Connecticut. Tolland Bank maintains a wholly owned foreclosed asset liquidation subsidiary named Asset Recovery Systems, Inc. ("ARS"). The consolidated financial statements include the Company, the Bank, and ARS. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Preparation and Presentation. The consolidated financial statements have been prepared and presented in conformity with generally accepted accounting principles. Unless otherwise noted, all dollar amounts presented in the financial statements and note tables are rounded to the nearest thousand dollars, except share data. Certain prior period amounts have been reclassified to conform with current financial statement presentation.

The Company uses the accrual method of accounting for all material items of income and expense. The Company is required to make certain estimates and assumptions in preparing these statements. The most significant estimates are those necessary in determining the allowance for loan losses, the valuation of foreclosed assets, and the determination of fair values of financial instruments. Factors affecting these estimates include national economic conditions, the level and trend of interest rates, local market conditions, and real estate trends and values.

Securities. Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Trading securities, if any, will consist of securities bought principally for the purpose of selling them in the near term. Unrealized gains and losses on trading securities are included in earnings. Securities not classified as either held to maturity securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized net gains or losses excluded from earnings and reported in a separate component of shareholders' equity net of applicable income taxes. Any decline in the value of a security below its cost considered to be other than temporary is reflected as a realized loss in the Consolidated Income Statements. Realized gains or losses on the sale of securities are generally computed on a specific identified cost basis and reported as Net Gains (Losses) on Securities in the Consolidated Income Statement. Premiums and discounts are recognized as an adjustment of yield by the interest method. Calls of securities are accounted for as sales.

Loans. Total loans are reported at the principal amount outstanding, and adjusted for the net amount of deferred fees and costs, premiums and discounts, except for charged-off loans as discussed below. Net loans are total loans less the amount of the allowance for loan losses. Residential mortgage loans held for sale, included in residential mortages on the balance sheet, are stated at the lower of amortized cost or market value. Gains or losses are determined using the specific identification method. Premiums and discounts are recognized as an adjustment of yield by the interest method based on the contractual terms of the loan. Commitment fees are considered to be an adjustment to the loan yield. Loan origination fees and certain direct costs of loan origination are also deferred and accounted for as an adjustment to yield. The unamortized balance of deferred fees and costs is credited or charged to the income statement at the time a loan repays.

Interest income receivable is included in Other Assets on the Consolidated Balance Sheet. Most of the Company's loans require interest payments monthly in arrears. The Company generally places loans on nonaccrual when a payment becomes more than three months past due. The Company may also place a loan on nonaccrual sooner if a concern develops as to the ultimate collection of principal or interest. The Company may grant a waiver from nonaccrual status on certain commercial loans which are well secured and in the process of collection. Generally, when a commercial loan is placed on nonaccrual status, any interest receivable over 90 days is charged-off, and interest receivable on all other loans is charged off entirely. Payments received on nonaccruing loans are normally applied first against unpaid interest. The Company recognizes as separate assets, rights to service mortgage loans for others, regardless of how those servicing rights are acquired. Mortgage servicing rights are assessed for impairment based on the fair value of those rights, and any impairment is recognized through a valuation allowance. Mortgage servicing rights are amortized in proportion to and over the period of, estimated net servicing income. All related amortization and impairment valuations are charged to mortgage servicing income.

Allowance for Loan Losses and Provision for Loan Losses. The allowance for loan losses is maintained at a level estimated by the Company to be adequate to absorb estimated credit losses associated with the loan portfolio, including all binding commitments to lend. The Company's estimation of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss and recovery experience, current economic conditions, the age and composition of the portfolio, loan loss experience at peer group competitors and other relevant factors. The provision for loan losses is a charge to current period income necessary to establish the loan loss allowance at the level estimated to be adequate by the Company.

The Company's Credit Committee is responsible for assessing the adequacy of the loan loss allowance and for recommending any loan loss provision necessary to establish the allowance at an adequate level. The Committee maintains the allowance in accordance with generally accepted accounting principles and with regulatory accounting principles. The Committee also considers regulatory guidelines in effect regarding the establishment of the loan loss allowance. The Committee provides its quarterly assessment to the Board of Directors for approval of the amount of the loan loss allowance.

The Company maintains a detailed methodology for assessing the loan loss allowance. This methodology is based on dividing the loan portfolio into homogeneous loan pools, and dividing the commercial loan portfolio into pools based on risk rating. A reserve is established for each pool of loans. Additional reserves are maintained on classified loans, and management may establish specific additional allocations for certain loans based on management's assessment. Impairment reserves are maintained in accordance with SFAS 114. Additionally, a management allocation is assigned to the overall allowance based on management's assessment of the overall risks and trends of the portfolio, and other applicable factors.

A loan is considered impaired when it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the agreement. Management excludes large groups of smaller balance homogeneous loans, including residential mortgages and consumer loans, which are evaluated collectively for impairment. The amount of impairment for all impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or as a practical expedient, for collateral dependent loans, the difference between the appraised value of the collateral and the recorded amount of the loan. When foreclosure is probable, impairment is measured based on the fair value of the collateral. The Company's method of recognition of interest income on impaired loans is consistent with the method of recognition of interest on all loans.

The Company's estimates of the collectibility of principal and interest rely in many cases on estimates of future borrower cash flows and market conditions and expectations. In addition, federal and state regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Based on information available to them at the time of their examination, and on regulatory guidelines then in effect, such agencies may require the Company to recognize additions to the allowance for loan losses. Accordingly, current estimates of loan losses may vary from future estimates and from ultimate loan loss experience.

Loan Charge-offs. Most nonaccruing consumer loans are automatically charged-off once they become 150-180 days past due depending on the circumstances, regardless of how well secured they are. Other nonaccruing loans are charged off in whole or in part when it has been determined that there has been a loss of principal. For real estate secured loans, this determination is normally made in conjunction with a current appraisal analysis and the transfer of the loan to foreclosed assets. Charge-offs and recoveries are booked to the allowance for loan losses. Initial write-downs on recently acquired foreclosed assets are also charged-off against the allowance for loan losses.

Foreclosed Assets. Foreclosed assets include foreclosed real estate, real estate deeded to the Company, and personal property repossessed by the Company, net of a valuation allowance for specific properties. Foreclosed assets are transferred from loans at the lower of cost or fair value less selling costs, with any necessary write down from carrying value being charged against the allowance for loan losses.

The Company periodically obtains and analyzes appraisals of foreclosed real estate. If the fair value less selling costs is less than the carrying value of these assets, these assets are written down to that value by increasing the amount of the valuation allowance. Additionally, the Company may recognize a gain or loss on the ultimate disposition of foreclosed assets. The net amount of these gains and provisions to increase the valuation allowance are shown as Net Gain (Loss) on Assets in the Consolidated Income Statements. The carrying value of foreclosed real estate is subject, in general, to the same uncertainties discussed above regarding the Allowance for Loan Losses. Net receipts and disbursements related to the operations of foreclosed real estate are included in Problem Asset Related Expense in the Consolidated Income Statements.

Premises and Equipment. Property and equipment are stated at cost less accumulated depreciation. Depreciation is charged to operations on a straight-line basis over the estimated useful lives of the related assets.

Intangible Assets. Intangible assets related to branch acquisitions are amortized on a straight line basis over 10-15 years. On a periodic basis, the Company reviews the intangible assets for events or changes in circumstances that may indicate the carrying value of the assets may not be recoverable.

Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that such deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Options. The Company measures the compensation cost for its stock option plans using the intrinsic value method prescribed by Accounting Principles Board
(APB) Opinion 25, Accounting for Stock Issued to Employees. No compensation cost is recognized if, at the grant date, the exercise price of the options is equal to the fair market value of the Company's common stock. In the notes to its consolidated financial statements, the Company makes pro forma disclosures of net income and earnings per share as if the fair value method of accounting in Statement of Financial Accounting Standards (SFAS), Accounting for Stock-Based Compensation (SFAS 123), has been applied. Under this method, compensation cost of stock options is measured at the grant date based on the fair market value of the award and is recognized over the service period.

Disclosures of Fair Values of Financial Instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates were based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could effect the estimates significantly. Fair value estimates were based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications relating to the realization of the unrealized gains and losses may have a significant effect on fair value estimates and have not been considered in the estimates. Fair value methods and assumptions are set forth below for the Company's financial instruments.

The carrying amounts reported in the balance sheets for cash and short-term instruments approximate those assets' fair values. Fair values of investment securities were based on quoted market prices where available. If quoted market prices were not available, fair values were based on quoted market prices of comparable instruments. The carrying values, reduced by estimated inherent credit losses, of variable-rate loans and other loans with short-term characteristics were considered fair values. The fair value of residential mortgages was based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics and credit losses inherent in the portfolio. For other loans, the fair market values were calculated by discounting scheduled future cash flows using current interest rates offered on loans with similar terms adjusted to reflect the estimated credit losses inherent in the portfolio. The carrying amounts of accrued interest receivable approximates fair values.

The fair values of deposits with no stated maturity, was, by definition, equal to their carrying value. The fair value of time deposits was based on the discounted value of contractual cash flows, calculated using the discount rates that equaled the interest rates offered at the valuation date for deposits of similar remaining maturities. The carrying amounts of short-term borrowings approximated their fair values. Rates currently available for debt with similar terms and remaining maturities were used to estimate fair value of long-term borrowings. The carrying amount of accrued interest payable approximates fair value. The fair value of off balance sheet instruments is based on fees currently charged for such instruments.

Cash Flow Reporting. The Company uses the indirect method to report cash flows from operating activities. Under this method, net income is adjusted to reconcile it to net cash flow from operating activities. Net reporting of cash transactions affecting balance sheet items has been used where permitted. The Company considers due from banks and short-term investments to be cash equivalents.

Recent Accounting Developments. The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 130, Reporting Comprehensive Income, in 1998. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (such as changes in unrealized investment gains and losses). Comprehensive income includes net income and any changes in equity from non-owner sources that are not included in the income statement. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Application of SFAS 130 has not impacted the amounts previously reported for net income or affected the comparability of previously issued financial statements.

In 1998, the Company adopted the provisions of SFAS 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits. This statement standardizes disclosure requirements for pensions and other post retirement benefits, eliminates unnecessary disclosures, and requires additional information. The accompanying financial statements conform to these disclosure requirements, including restatement of disclosures for earlier periods provided for comparative purposes.

In June 1997, the FASB issued SFAS 131, Financial Reporting for Segments of a Business Enterprise, which sets forth disclosure conditions for segment information for periods beginning after December 15, 1997. An operating segment is defined as a component of a business for which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and evaluate performance. The Company operations are limited to financial services provided within the framework of a community bank, and decisions are based generally on specific market areas and or product offerings. Accordingly, based on the financial information now regularly evaluated by the Company's chief operating decision-maker, the Company operates in a single business segment and detailed segment operation is not required.

In April, 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-5, Reporting on the Costs of Start-up Activities. This statement requires that costs of start-up activities and organization costs be expensed as incurred. The statement is effective for financial statements for fiscal years beginning after December 15, 1998. Initial application of this statement is to be reported as the cumulative effect of a change in accounting principle. The Company does not believe that the adoption of this statement will have a material impact on its financial position or results of operations.

In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that companies record all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The manner in which the companies are to record gains and losses resulting from changes in the values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting. For qualifying hedges, the recognition of changes in the value of both the hedge and the hedged item are recorded in earnings in the same period. Changes in the fair value of derivatives that do not qualify for hedge accounting are included in earnings in the period of the change. SFAS 133 also allows a one-time reclassification of held to maturity securities. This statement is effective for years beginning after June 15, 1999. The Company does not believe that the adoption of this statement will have a material impact on its financial position or results of operations.

2.   Cash And Cash Equivalents

Short-term investments at December 31 (in thousands)                 1998              1997
---------------------------------------------------------------------------------------------
   Federal funds sold                                            $ 13,450          $ 14,760
   FHLBB Ideal Way account                                              6                 5
---------------------------------------------------------------------------------------------
         Total short-term investments                            $ 13,456          $ 14,765
---------------------------------------------------------------------------------------------

The Company is required to maintain certain average vault cash and cash reserve balances with the Federal Reserve Bank of Boston. Cash and due from banks included amounts so required of $757,000 and $714,000 at December 31, 1998 and December 31, 1997, respectively.

3.   Securities

                                                          Amortized        Unrealized       Unrealized              Fair
December 31, 1998 (in thousands)                               Cost             Gains           Losses             Value
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Securities available for sale
U.S. Government and agency                                 $ 16,694              $ 34            $ (82)         $ 16,646
U.S. Agency mortgage-backed                                   2,312                22               (1)            2,333
Other debt securities                                        19,265               476              (26)           19,715
Marketable equity                                            17,724             1,107             (150)           18,681
FHLBB stock                                                   1,181                 -                -             1,181
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Total available for sale                                $ 57,176           $ 1,639           $ (259)         $ 58,556
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Securities held to maturity
U.S. Government and agency                                  $ 1,952              $ 65              $ -           $ 2,017
U.S. Agency mortgage-backed                                  12,095                22              (28)           12,089
Other debt securities                                         1,384                29                -             1,413
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Total held to maturity                                  $ 15,431             $ 116            $ (28)         $ 15,519
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------

                                                          Amortized        Unrealized       Unrealized              Fair
December 31, 1997 (in thousands)                               Cost             Gains           Losses             Value
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Securities available for sale
U.S. Government and agency                                 $ 18,081                27           $ (217)         $ 17,891
U.S. Agency mortgage-backed                                   5,366                27               (2)            5,391
Other debt securities                                         1,312                 9                -             1,321
Marketable equity                                            16,710             1,586                -            18,296
FHLBB stock                                                     830                 -                -               830
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Total available for sale                                $ 42,299           $ 1,649           $ (219)         $ 43,729
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Securities held to maturity
U.S. Government and agency                                  $ 2,901              $ 45             $ (5)          $ 2,941
U.S. Agency mortgage-backed                                  15,214                48              (38)           15,224
Other debt securities                                         1,834                25               (3)            1,856
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Total held to maturity                                  $ 19,949             $ 118            $ (46)         $ 20,021
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------

The amortized cost, estimated fair value and average yield of debt securities are shown below by contractual maturity, except for mortgage-backed (including collateralized mortgage obligations) and asset-backed instruments, which are classified based on their expected average lives. The expected average lives have been determined based on prepayment and related assumptions. Accordingly, the expected average lives may differ from actual lives.



                                                             Amortized                    Fair                 Average
   December 31, 1998 (in thousands)                               Cost                   Value                   Yield
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Securities available for sale
   Due in 1 year or less                                       $ 7,266                 $ 7,266                    4.89%
   Due after 1 to 5 years                                        6,161                   6,108                    5.06
   Due after 5 to 10 years                                       4,686                   4,712                    6.59
   Due after 10 years                                           20,158                  20,608                    7.63
------------------------------------------------------ ----------------------- ----------------------- ----------------------
         Total available for sale                             $ 38,271                $ 38,694                    6.57%
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Securities held to maturity
   Due in 1 year or less                                       $ 3,597                 $ 3,637                    5.80%
   Due after 1 to 5 years                                       10,843                  10,895                    6.01
   Due after 5 to 10 years                                         547                     543                    5.00
   Due after 10 years                                              444                     444                    6.00
------------------------------------------------------ ----------------------- ----------------------- ----------------------
         Total held to maturity                               $ 15,431                $ 15,519                    5.92%
------------------------------------------------------ ----------------------- ----------------------- ----------------------


As of December 31, 1998, securities having an amortized cost of $1,415,000 were pledged to secure treasury, tax and loan and other deposits.

Two held to maturity securities with an amortized cost totaling $856,000 were sold in 1996 at a total loss of $50 thousand. These two securities evidenced significant deterioration in the issuer's creditworthiness through the downgrading by a credit agency and other relevant factors. Under state statutes the Company was required to evaluate these securities for sale, and the Company made a determination that they be sold due to uncertainties about their credit quality. All securities sold in 1998 and 1997, and all other securities sold in 1996 were securities available for sale. The book value of securities called in 1998 was $20,910,000, with gross gains of $40,000. The book value of debt and equity securities sold, together with gross gains and gross losses, were as follows:


Years ended December 31 (in thousands)                            1998                    1997                    1996
------------------------------------------------------ ----------------------- ----------------------- ----------------------
Debt securities sold
Book value at sale                                            $ 18,908                 $ 8,716                 $ 4,267
Gross gains                                                          4                       7                      11
Gross losses                                                         -                       -                     (52)
Equity securities sold
Book value at sale                                            $ 11,969                $ 13,776                  $  338
Gross gains                                                      1,260                     954                       1
Gross losses                                                       (60)                      -                       -

4.   Total Loans

     December 31 (in thousands)                                                        1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
     Residential mortgage loans                                                    $ 57,555                  $ 39,319
     Commercial mortgage loans                                                       46,724                    45,511
     Other commercial loans:
         Construction                                                                 6,062                     4,642
         Other commercial real estate secured                                         5,658                     5,645
         Other commercial, not real estate secured                                   13,385                     7,983
------------------------------------------------------------------------ ------------------------- -------------------------
              Total other commercial loans                                           25,105                    18,270
     Consumer loans:
         Installment                                                                 12,602                    11,133
         Home equity line loans                                                      17,906                    16,569
         Other consumer loans                                                         2,007                     1,802
------------------------------------------------------------------------ ------------------------- -------------------------
              Total consumer loans                                                   32,515                    29,504
------------------------------------------------------------------------ ------------------------- -------------------------
              Total regular loans                                                   161,899                   132,604
     Purchased government guaranteed loans                                           22,827                    24,846
------------------------------------------------------------------------ ------------------------- -------------------------
              Total loans                                                         $ 184,726                 $ 157,450
------------------------------------------------------------------------ ------------------------- -------------------------
     Net deferred costs included in total loans                                       $ 489                     $ 401

The majority of the Company's loans are secured by real estate located within Tolland County or surrounding communities. Real estate loan activities are governed by the Company's loan policies, and loan to value ratios are based on an analysis of the collateral backing each loan. Following is additional information about the Company's nonaccruing loans, delinquent loans, impaired loans, and loans restructured prior to January 1, 1995. At December 31, 1998 and 1997 residential mortgage loans held for sale totaled $5,354,000 and $102,000, respectively.



   December 31 (in thousands)                                                          1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
   Total nonaccruing loans                                                            $ 574                   $ 2,133
   Accruing loans past due 90 days or more                                                -                        86
   Impaired loans:
         Impaired loans - valuation allowance required                                  420                     1,607
         Impaired loans - no valuation allowance required                               252                     1,576
------------------------------------------------------------------------ ------------------------- -------------------------
              Total Impaired Loans                                                    $ 672                   $ 3,183
         Total valuation allowance on impaired loans                                    110                       340
         Commitments to lend additional funds for impaired loans                          -                         -
   Restructured loans, all of which are performing:
         Loans restructured prior to January 1, 1995                                      -                       502
         Commitments to lend additional funds for restructured loans                      -                         -


   Years ended December 31 (in thousands)                                         1998             1997              1996
------------------------------------------------------------------------ ---------------- ----------------- ----------------
   Additional interest income that would have been earned on year-end loans if they had been accruing based on originals terms:
         Nonaccruing loans                                                        $ 38            $ 310             $ 198
         Loans restructured prior to January 1, 1995                                 -               17                23
   Total income recognized on impaired loans                                        84              111               311
   Average recorded investment in impaired loans                                 1,928            3,949             5,779


In the ordinary course of business, the Company makes loans to its directors and officers and their related interests for substantially the same terms prevailing at the time of origination for comparable transactions with others. As of December 31, 1998, and 1997, loans to related parties totaled $199,000 and $616,000 respectively. During 1998 originations of related party loans totaled $12,000 and payments on related party loans totaled $429,000. Loans serviced for others totaled $7,280,000 and $7,248,000 at December 31, 1998 and 1997,
respectively.


5.   Allowance For Loan Losses

   Years ended December 31 (in thousands)                            1998                    1997                    1996
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Balance at beginning of year                                   $ 3,000                 $ 2,850                 $ 2,340
   Charge-offs                                                       (401)                   (768)                   (567)
   Recoveries                                                         282                      89                      99
   Provision for loan losses                                          179                     829                     978
------------------------------------------------------ ----------------------- ----------------------- ----------------------
         Balance at end of year                                   $ 3,060                 $ 3,000                 $ 2,850
------------------------------------------------------ ----------------------- ----------------------- ----------------------

6.   Premises and Equipment, Net

   December 31 (in thousands)                                                          1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
   Land                                                                             $ 1,222                   $ 1,195
   Buildings                                                                          4,375                     4,292
   Furniture, fixtures, and equipment                                                 3,452                     3,089
------------------------------------------------------------------------ ------------------------- -------------------------
         Total property and equipment                                                 9,049                     8,576
   Less: accumulated depreciation and amortization                                   (4,773)                   (4,425)
------------------------------------------------------------------------ ------------------------- -------------------------
         Property and equipment, net                                                $ 4,276                   $ 4,151
------------------------------------------------------------------------ ------------------------- -------------------------



7.   Foreclosed Assets, Net

   December 31 (in thousands)                                                          1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
   Foreclosed and repossessed assets                                                   $ 80                     $ 977
   Foreclosed asset valuation allowance                                                   -                      (360)
------------------------------------------------------------------------ ------------------------- -------------------------
         Net foreclosed assets                                                         $ 80                     $ 617
------------------------------------------------------------------------ ------------------------- -------------------------

Transactions in the valuation allowance for foreclosed assets, and gains and losses included in net gains (loss) on assets in the Consolidated Income Statements, were as follows:

   Years ended December 31 (in thousands)                            1998                    1997                    1996
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Transactions in the valuation allowance:
   Balance at beginning of year                                   $   360                 $   222                 $   341
   Write-downs, net                                                  (360)                      -                    (188)
   Provision for losses, net                                            -                     138                      69
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Balance at end of year                                         $     -                 $   360                 $   222
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Gains and losses included in net gain (loss) on assets in the statements of income:
   Gross gains                                                    $    34                 $    31                 $   270
   Gross losses                                                       (45)                   (179)                   (141)
------------------------------------------------------ ----------------------- ----------------------- ----------------------
         Net gain (loss)                                          $   (11)                $  (148)                $   129
------------------------------------------------------ ----------------------- ----------------------- ----------------------

8.   Other Assets

   December 31 (in thousands)                                                          1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
   Accrued loan interest receivable                                                 $ 1,336                   $ 1,190
   Other accrued interest and dividends receivable                                      841                       434
   Purchased deposit premium, net                                                       105                       220
   Goodwill, net                                                                        139                       169
   Mortgage servicing rights                                                             44                        56
   Deferred tax asset, net                                                                -                        73
   Income tax receivable                                                                305                       305
   All other assets                                                                     586                       369
------------------------------------------------------------------------ ------------------------- -------------------------
         Total other assets                                                         $ 3,356                   $ 2,816
------------------------------------------------------------------------ ------------------------- -------------------------

9.   Deposits

   December 31 (dollars in thousands)                                 1998                               1997
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
                                                             Amount          Avg. Rate          Amount            Avg. Rate
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Demand deposits                                         $ 25,328             0.00%         $ 21,918             0.00%
   NOW deposits                                              25,155             1.82            22,260             1.80
   Money market deposits                                     29,585             4.05            15,447             4.03
   Savings deposits                                          37,238             2.30            34,677             2.30
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
         Total non-time deposits                            117,306             2.14            94,302             1.93
   Time deposits, by remaining
   period to maturity:
   Within 1 year                                             87,488             5.12            78,770             5.26
   After 1, but within 2 years                               23,556             5.45            31,943             5.88
   After 2, but within 3 years                                3,875             5.76            10,369             6.02
   After 3 years                                              7,760             5.84             6,349             6.17
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
         Total time deposits                                122,679             5.25           127,431             5.52
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
              Total deposits                              $ 239,985             3.73         $ 221,733             3.99
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Time deposits of $100,000 or more                       $ 16,168             5.15%         $ 15,210             5.55%

Interest expense and interest paid on deposits is summarized as follows:

   Years ended December 31 (in thousands)                            1998                    1997                    1996
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Interest Expense
         NOW deposits                                               $ 379                   $ 361                   $ 342
         Money market deposits                                        914                     285                     143
         Savings deposits                                             809                     850                     880
         Time deposits                                              6,882                   6,991                   6,529
------------------------------------------------------ ----------------------- ----------------------- ----------------------
              Total deposit interest expense                      $ 8,984                 $ 8,487                  $7,894
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Interest Paid
         Time deposits of $100,000 or more                          $ 727                   $ 773                   $ 915
         Total deposit interest paid                                9,003                   8,470                   7,883

10.  Borrowings

   December 31 (dollars in thousands)                                 1998                             1997
------------------------------------------------------ ----------------------------------- ----------------------------------
   Due Date                                                 Amount             Rate            Amount             Rate
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   FHLB advances by remaining period to maturity:
         Within 1 year                                       $ 110            6.98%               $ -                -%
         After 1, but within 2 years                         3,500             6.11               239             6.95
         After 2, but within 3 years                             -             -                3,500             6.11
         After 3 years                                      20,000             4.90                 -             -
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
              Total FHLB advances                           23,610             5.09             3,739             6.16
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
   Federal funds purchased                                       -             -                2,000             6.05
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
                  Total Borrowings                        $ 23,610             5.09%          $ 5,739             6.12%
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------


The Company has a line of credit equal to 2% of total assets with the Federal Home Loan Bank of Boston (FHLBB). The Company may borrow additional funds from the FHLBB subject to certain limitations. To secure advances from the FHLBB, the Company has pledged certain qualifying assets, as defined in the FHLBB Statement of Credit Policy. To obtain additional loan advances, the Company may be required to invest in additional amounts of FHLBB stock, per FHLBB guidelines. FHLB advances maturing after three years at December 31, 1998 were callable at the option of the lender. At December 31, 1998, the Company had a $5,000,000 facility for repurchase agreements, and two lines of credit for unsecured federal funds borrowings for $4,000,000 and $3,000,000. The Company maintains compensating balances of $30,000 related to the $4,000,000 line of credit. The Company paid $286,000, $267,000, and $426,000, in interest on borrowings during the years ended December 31, 1998, 1997, and 1996, respectively.


11.  Shareholders' Equity

Treasury Stock

On July 1, 1998, the Company purchased 200,599 common shares from an institutional shareholder in a privately negotiated transaction totaling $3.1 million. The shares are being held as treasury stock.

Net Unrealized Gain (Loss) on Securities

   December 31 (dollars in thousands)                                                  1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
   Net gain (loss) on securities available for sale                                 $ 1,379                   $ 1,430
   Net unamortized loss on securities held to maturity                                  (77)                     (215)
   Income tax effect                                                                   (551)                     (572)
------------------------------------------------------------------------ ------------------------- -------------------------
         Total Net Unrealized Gain (Loss)                                             $ 751                     $ 643
------------------------------------------------------------------------ ------------------------- -------------------------


The net unamortized loss on securities held to maturity relates to securities transferred in 1994 from securities available for sale to securities held to maturity.

Dividends

The Company's principal asset is its investment in its bank subsidiary. As such, the Company's ability to pay dividends to its shareholders is largely dependent on the ability of the Bank to pay dividends to the Company. The declaration of cash dividends is dependent on a number of factors, including regulatory limitations, financial conditions, and the Bank's operating results. The shareholders of the Company will be entitled to dividends only when, and if, declared by the Company's Board of Directors out of funds legally available therefore. The declaration of future dividends will be subject to favorable operating results, financial conditions, tax considerations and other factors. The Federal Deposit Insurance Corporation regulations require banks to maintain certain capital ratios as noted below which may otherwise restrict the ability of the Bank to pay dividends to the Company. During 1998, the Company declared a three-for-two common stock split effected as a 50.0% stock dividend which was paid on May 26, 1998. All per share information has been retroactively adjusted to reflect this stock dividend.

Regulatory Capital Requirements

The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company's and Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Whereas the regulatory requirement for Tier I Capital to Average Assets is a minimum ratio of 4.0%, a minimum ratio of 6.0% is shown in the table based on the Bank's Board Resolution at December 31, 1998 and 1997. Management believes, as of December 31, 1998, that the Company and Bank meet all capital adequacy requirements to which it is subject.

As of December 31, 1998, the most recent notification from the FDIC categorized the Bank as Well Capitalized under the regulatory framework for prompt corrective action. To be categorized as Well Capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events that management believes have changed the institution's category. The Company's and Bank's actual capital amounts and ratios are also presented in the table.



                                                                                                        To Be Well
                                                                                                     Capitalized Under
                                                                         For Capital                 Prompt Corrective
(dollars in thousands )                       Actual                  Adequacy Purposes              Action Provisions
------------------------------------- -------------- ------------- -------------- -------------- -------------- --------------
                                           Amount       Ratio        => Amount    => Ratio          => Amount   => Ratio
------------------------------------- -------------- ------------- -------------- -------------- -------------- --------------
Consolidated, December 31, 1998:
   Risk-based Total Capital              $ 20,127       10.5%         $ 15,286        8.0%          $ 19,108       10.0%
   Risk-based Tier I Capital               17,302        9.0             7,643        4.0             11,465        6.0
   Tier I Leverage Capital                 17,302        6.5            10,646        4.0             13,308        5.0

Tolland Bank, December 31, 1998:
   Risk-based Total Capital              $ 19,812       10.4%         $ 15,182        8.0%           $ 18,977      10.0%
   Risk-based Tier I Capital               17,000        9.0             7,591        4.0              11,386       6.0
   Tier I Leverage Capital                 17,000        6.4            15,978        6.0              15,978       6.0

Consolidated, December 31, 1997:
   Risk-based Total Capital              $ 19,734       13.2%         $ 11,970        8.0%          $ 14,962       10.0%
   Risk-based Tier I Capital               17,850       11.9             5,985        4.0              8,977        6.0
   Tier I Leverage Capital                 17,850        7.2             9,868        4.0             12,335        5.0

Tolland Bank, December 31, 1997:
   Risk-based Total Capital              $ 19,432       13.1%         $ 11,837        8.0%           $ 14,796      10.0%
   Risk-based Tier I Capital               17,569       11.8             5,918        4.0               8,877       6.0
   Tier I Leverage Capital                 17,569        7.1            14,790        6.0              14,790       6.0

Stock Options

At December 31, 1998, the Company had two stock option plans, which are described below. As permitted by SFAS 123, the Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock options been determined consistent with the fair value method in SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with the weighted-average assumptions indicated as follows:




Year ended December 31 (in thousands except share data)        1998                 1997
--------------------------------------------------------------------------------------------
Net income                       As Reported                  $ 2,558             $ 2,017
                                 Pro forma                      2,451               1,822
Basic earnings per share         As Reported                     1.07                0.85
                                 Pro forma                       1.03                0.77
Diluted earnings per share       As Reported                     1.03                0.82
                                 Pro forma                        .99                0.74



Assumptions used as of December 31                               1998                1997
--------------------------------------------------------------------------------------------
Expected dividend yield                                          1.75%               1.15%
Expected volatility                                             28.00%              27.00%
Risk free interest rate                                          4.66%               5.75%
Expected life (years)                                           10.00               10.00



The Company maintains a Stock Option Incentive Plan for the benefit of officers and other employees of the Company. Under the terms of this Plan, 299,993 shares may be issued or transferred pursuant to the exercise of options to purchase shares of common stock and stock appreciation rights (SARs) and awards of restricted stock. The exercise price of the option is equal to the market price of the common stock on the date of grant. Options granted to officers and other full-time salaried employees may be accompanied by SARs and awards of restricted stock. No SARs or awards of restricted stock have been granted as of December 31, 1998. Total shares reserved for future grants were 177,156 at December 31, 1998.

Under the Company's 1988 Stock Option Plan for Non-Employee Directors, 199,995 shares were reserved for issuance. This plan expired on February 15, 1998. At expiration, 99,990 options for which shares had been reserved had been granted.

Under the Company's 1986 Stock Option Plan for the benefit of officers and other employees, 199,995 shares were reserved for issuance. As of December 31, 1996, this plan had expired. All 199,995 of the options for which shares had been reserved had been granted. No SARs or restricted stock awards were granted under the plan.

A summary of the status of the Company's stock option plans and changes in them is presented below.



Years ended December 31                              1998                       1997                      1996
---------------------------------------------------------------------------------------------------------------------------
                                                    Weighted-Avg.              Weighted-Avg.             Weighted-Avg.
                                                         Exercise                   Exercise                  Exercise
                                               Shares       Price         Shares       Price        Shares       Price
---------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year               223,212      $ 6.24         244,969      $ 5.06       244,138      $ 5.07
Granted                                         45,600       10.59          87,986        8.59        40,823        4.98
Exercised                                      (38,288)       6.09        (109,743)       5.49       (29,993)       4.60
Forfeited                                       (1,299)       9.02              -            -        (9,999)       6.25
------------------------------------------ ------------ -------------- ------------ ------------- ------------ ------------
Outstanding at end of year                     229,225      $ 7.12         223,212      $ 6.24       244,969      $ 5.06
------------------------------------------ ------------ -------------- ------------ ------------- ------------ ------------
Options exercisable at year-end                219,159      $ 7.07         213,213      $ 6.19       244,969      $ 5.06
---------------------------------------------------- -- -------------- ------------ ------------- ------------ ------------
Weighted-average fair value of options granted              $ 2.34                      $ 2.23                    $ 2.52
------------------------------------------ ------------ -------------- ------------ ------------- ------------ ------------
Shares reserved for future grants              177,156           -         322,011           -       110,004          -

The following table summarizes information about stock options outstanding at December 31, 1998:

                                              Options Outstanding                              Options Exercisable
---------------------------- ---------------- --------------------- ------------------- ---------------- -------------------
Range of                            Number       Weighted-Avg.         Weighted-Avg.          Number       Weighted-Avg.
Exercise                       Outstanding           Remaining              Exercise     Outstanding            Exercise
Prices                         at 12/31/98    Contractual Life                 Price     at 12/31/98               Price
---------------------------- ---------------- --------------------- ------------------- ---------------- -------------------
$ 1 to 6                            96,389           4.7 years               $ 4.17       96,389                  $ 4.17
  6 to 9                            57,986           8.3                       7.13       51,320                    7.13
  9 to 12                           74,850           9.5                      10.91       71,450                   10.95
---------------------------- ---------------- --------------------- ------------------- ---------------- -------------------
Total                              229,225           7.2 years               $ 7.12      219,159                  $ 7.07
---------------------------- ---------------- --------------------- ------------------- ---------------- -------------------


12.  Financial Instruments With Off-Balance Sheet Risk

December 31 ( in thousands)                                                1998            1997
------------------------------------------------------------------------------------------------------
   Commitments to extend credit:
   Commitments to originate new loans                                  $ 21,218         $ 8,204
   Unadvanced construction lines of credit                                4,873           1,667
   Unadvanced home equity credit lines                                   19,417          15,847
   Unadvanced commercial lines of credit                                  7,987           5,942
   Unadvanced reserve credit lines                                          421             405
   Standby letters of credit                                                733             461
   Commitments to purchase Government guaranteed loans                        -           1,043



Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn on, the total commitment amounts do not necessarily represent future cash requirements or credit risk. Standby letters of credit are commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are generally payable only if the customer fails to perform some specified contractual obligation. Standby letters of credit are generally unconditional and irrevocable, and are generally not expected to be drawn upon. For the above types of financial instruments, the Company evaluates each customer's creditworthiness on a case-by-case basis, and collateral is obtained, if deemed necessary, based on the Company's credit evaluation. In general, the Company uses the same credit policies in providing these financial instruments as it does in making funded loans.


13.  Derivative Financial Instruments with Off-Balance Sheet Risk

The Bank has entered into a $10,000,000 interest rate swap agreement with the Federal Home Loan Bank of Boston (FHLBB) as a hedge against an asset-sensitive gap position. This contract amount, also known as notional amount, expresses the volume of the swap; the amount potentially subject to credit risk is much smaller. Under the swap, the Bank pays the FHLBB a variable rate of interest which averaged 5.59% in 1998, and receives back a fixed rate of interest of 5.59%. The swap agreement will mature January 13, 1999, and had no fair value at December 31, 1998. The swap interest income and expense are recorded as borrowing interest expense. The net interest paid was $8,000 in 1998.

14.  Fair Values of Financial Instruments

      Years ended December 31 (in thousands)                       1998                                 1997
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
                                                          Carrying              Fair         Carrying              Fair
                                                             Value             Value            Value             Value
------------------------------------------------------ ----------------- ---------------- ----------------- ----------------
Financial assets:
   Cash and cash equivalents                              $ 20,216          $ 20,216         $ 21,417          $ 21,417
   Securities available for sale                            58,556            58,556           43,729            43,729
   Securities held to maturity                              15,431            15,519           19,949            20,021
   Net loans                                               181,666           190,640          154,450           155,997
   Accrued interest receivable                               2,177             2,177            1,624             1,624
Financial liabilities:
   Deposits with no stated maturity                        117,306           117,306           94,302            94,302
   Time deposits                                           122,679           124,502          127,431           128,176
   Borrowings                                               23,610            23,323            5,739             5,750
   Accrued interest payable                                    260               260               96                96
   Off balance sheet financial instruments                       -               289                -               189




15.  Retirement Plans

The Company sponsors a noncontributory defined benefit pension plan covering all employees who meet certain eligibility requirements. Benefits are based on length of service and qualifying compensation. The Company's policy is to fund the plan in accordance with the requirements of applicable regulations. Plan assets are invested in stock, bond, and money market mutual funds. The plan valuation date is October 1. The pension plan's funded status and amounts recognized in the Company's financial statements are as follows:



Years ended December 31 ( in thousands)                                                1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
Change in benefit obligation:
   Projected benefit obligation at beginning of year                                $ 2,326                   $ 1,788
   Service cost                                                                         117                        98
   Interest cost                                                                        164                       151
   Liability loss                                                                       173                       331
   Benefits paid                                                                        (34)                      (42)
------------------------------------------------------------------------ ------------------------- -------------------------
         Projected benefit obligation at end of year                                $ 2,746                   $ 2,326
------------------------------------------------------------------------ ------------------------- -------------------------

Change in plan assets:
   Assets at beginning of year                                                      $ 2,564                   $ 2,085
   Employer contributions                                                                61                       123
   Actual return                                                                        262                       398
   Expenses paid                                                                        (30)                        -
   Benefits paid                                                                        (34)                      (42)
------------------------------------------------------------------------ ------------------------- -------------------------
         Assets at end of year                                                      $ 2,823                   $ 2,564
------------------------------------------------------------------------ ------------------------- -------------------------


December 31 ( in thousands)                                                            1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
Funded status                                                                            77                       238
Unrecognized net transition asset being recognized over 15 years                        (72)                      (90)
Unrecognized net loss                                                                   233                        59
Unrecognized past service liability                                                     (71)                      (88)
------------------------------------------------------------------------ ------------------------- -------------------------
         Prepaid pension cost                                                           167                       119
------------------------------------------------------------------------ ------------------------- -------------------------

Weighted average assumptions as of October 1:
   Discount rate                                                                     6.25%                     7.25%
   Expected return on plan assets                                                    9.25%                     9.25%
   Rate of compensation increase                                                     5.00%                     5.00%

Components of net periodic pension cost (excluding administrative cost):

Years ended December 31 (in thousands)                               1998                    1997                    1996
------------------------------------------------------ ----------------------- ----------------------- ----------------------
Service costs earned during the year                                $ 117                    $ 98                    $ 98
Interest cost on projected benefit obligation                         164                     151                     124
Return on plan assets, net                                           (232)                   (398)                   (238)
Net amortization and deferral                                         (35)                    176                      39
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Net periodic pension expense                                      $ 14                    $ 27                    $ 23
------------------------------------------------------ ----------------------- ----------------------- ----------------------


The Company also sponsors a defined contribution 401(k) savings plan. This plan includes a discretionary matching contribution by the Company which was 35% of the employees' contribution up to 6% for the years 1998, 1997, and 1996. Additionally, the Company offers retirees participation in its medical insurance benefit program. The cost of offering this participation is not material to the financial condition or results of operations of the Company.

16.  Income Tax Expense (Benefit)

Charges (credits) for income taxes (benefits) in the Consolidated Income Statements are composed of the following:

Years ended December 31 ( in thousands)                              1998                    1997                    1996
------------------------------------------------------ ----------------------- ----------------------- ----------------------
Current:
   Federal                                                         $  958                   $ 575                   $ 246
   State                                                              212                     131                       9
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Total current                                                    1,170                     706                     255
Deferred:
   Federal                                                             14                      57                      (9)
   State                                                               73                      51                     190
------------------------------------------------------ ----------------------- ----------------------- ----------------------
   Total deferred                                                      87                     108                     181
Change in valuation allowance for the gross
   deferred tax asset                                                 106                    (150)                   (554)
------------------------------------------------------ ----------------------- ----------------------- ----------------------
         Total income tax expense                                 $ 1,363                   $ 664                  $ (118)
------------------------------------------------------ ----------------------- ----------------------- ----------------------


The actual income tax expense (benefit) differs from the "expected" income tax expense, (computed by applying the statutory U.S. Federal corporate tax rate of 34%) in 1998, 1997 and 1996 to income before income taxes, as follows:



Years ended December 31 ( in thousands)                               1998                  1997                  1996
------------------------------------------------------------ --------------------- --------------------- ---------------------
Expected income tax expense (benefit) at statutory rate            $ 1,333                 $ 912                 $ 449
Increase (decrease) in income tax resulting from:
   Connecticut state tax                                               188                   120                   131
   Dividend received deduction                                        (278)                 (237)                 (132)
   Change in valuation allowance for deferred tax assets               106                  (150)                 (554)
   Other, net                                                           14                    19                   (12)
------------------------------------------------------------ --------------------- --------------------- ---------------------
         Total income tax expense (benefit)                        $ 1,363                 $ 664                $ (118)
------------------------------------------------------------ --------------------- --------------------- ---------------------



The Company made income tax payments of $797,000, $494,000 and $460,000 during the years ended December 31, 1998, 1997, and 1996, respectively. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:



Years ended December 31 ( in thousands)                                                1998                      1997
------------------------------------------------------------------------ ------------------------- -------------------------
Deferred tax asset:
   Allowance for loan losses                                                          $ 815                     $ 706
   State NOL carry forward                                                                -                         -
   Foreclosed assets                                                                      -                       143
   Depreciation expense                                                                  47                        19
   Unrealized loss on securities                                                         31                        85
   Other, net                                                                           155                       112
------------------------------------------------------------------------ ------------------------- -------------------------
   Total gross deferred tax asset                                                     1,048                     1,065
   Less: valuation allowance                                                           (136)                      (85)
   Gross asset, net of valuation allowance                                              912                       980
   Less: deferred tax liability
         Unrealized gain on securities                                                 (551)                     (572)
         Loan origination fees                                                         (191)                        -
         Depreciation expense                                                             -                         -
         Core deposit amortization                                                      (42)                      (78)
         Other                                                                         (227)                     (257)
------------------------------------------------------------------------ ------------------------- -------------------------
         Total gross deferred tax liability                                          (1,011)                     (907)
------------------------------------------------------------------------ ------------------------- -------------------------
   Net deferred tax asset (liability)                                                $  (99)                     $ 73
------------------------------------------------------------------------ ------------------------- -------------------------

The valuation allowance increased by $106,000 in 1998, due primarily to Management's assessment of the realizability of deferred state income taxes due to the expected formation of a Passive Investment Corporation. In assessing the realizability of deferred tax assets, Management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. In making the assessment, Management considers the estimated reversal of deferred tax liabilities, projected future taxable income, income taxes paid in prior years that are recoverable, and tax planning strategies. Based on the level of historical taxable income, and projections for future taxable income over the periods in which the deferred tax assets are deductible, Management believes it is more likely than not that the Company will realize the benefits of the deductible temporary difference, net of the existing valuation allowance at December 31, 1998.

17.  Commitments and Contingencies

Future minimum rental payments required under operating leases that have remaining noncancellable lease terms in excess of one year as of December 31, 1998, total $988,000, due by years ending December 31 as follows: 1999 - $108,000; 2000 - $82,000; 2001 - $82,000; 2002 - $82,000; 2003 - $77,000; and
$557,000 thereafter. Total rental expense under these leases and prior leases was $86,000, $70,000, and $77,000, for the years ended December 31, 1998, 1997 and 1996 respectively.

In 1995, the Company entered into an employment agreement with its former President. During 1996, the Company charged $272,000, to operations in connection with this agreement; nothing was charged to operations in 1998 and 1997. Included in other liabilities at December 31, 1998, was approximately $32,000 representing total future amounts due under this agreement.

There are various legal proceedings against the Company arising out of its business. Although the outcome of these cases is uncertain, in the opinion of Management, based on discussions with legal counsel, these matters are not expected to result in a material adverse effect on the financial position or future operating results of the Company.

              Consolidated Supplementary Financial Data (unaudited)

Selected Quarterly Financial Data

                                                           1998                                        1997
 (in thousands except share data)           4          3          2          1          4          3          2          1
 -----------------------------------------------------------------------------------------------------------------------------
 Net interest income                  $ 2,489    $ 2,280    $ 2,172    $ 2,087    $ 2,011    $ 1,980    $ 2,008    $ 1,961
 Provision for loan losses                 11         10         14        144        312        379         64         74
 Non-interest income                      502        467        768        682        758        693        250        260
 Non-interest expense                   1,998      1,769      1,836      1,745      1,663      1,584      1,587      1,577
 Income tax expense (benefit)             306        315        464        278        231        187        126        120
 -----------------------------------------------------------------------------------------------------------------------------
    Net income                          $ 676      $ 653      $ 626      $ 602      $ 563      $ 523      $ 481      $ 450
 -----------------------------------------------------------------------------------------------------------------------------
 Per Share Data:
 Basic earnings per share              $ 0.29     $ 0.28     $ 0.25     $ 0.24     $ 0.23     $ 0.22     $ 0.21     $ 0.19
 Diluted earnings per share               .28        .27        .24        .23        .22        .21        .20        .19
 Cash dividends declared                  .05        .05        .03        .03        .03        .03        .03        .03
 Common stock price:
    High                                13.00      15.75      16.67      14.25      12.00      12.17      10.00       8.06
    Low                                  9.00       9.75      14.00      10.92      10.92       8.69       6.87       5.75
    Close                               11.75      10.13      15.75      14.00      11.00      11.17       9.87       7.13



The increase in interest income in the second half of 1998 included the benefit of lower nonaccruing loans and collections of nonaccrued interest in conjunction with the liquidation of problem loans. Non-interest income decreased in the second half of 1998 due to lowering net securities gains in the second half of the year. The provision for loan losses decreased after the first quarter of 1998 due to the liquidation of problem loans. Higher non-interest expense in the fourth quarter of 1998 included charges related to branch expansion. Income tax expense in the second quarter of 1998 included a charge related to an increase in the valuation allowance on the deferred tax asset related to the anticipated impact on state income taxes due to the planned formation of a Passive Investment Corporation.


Volume and Rate Analysis - FTE Basis



                                        1998 versus 1997 Change due to              1997 versus 1996 Change due to
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------
(in thousands)                            Volume          Rate          Total        Volume           Rate         Total
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------
Interest income
Loans                                    $ 1,520         $ 238        $ 1,758        $ (166)         $ (43)       $ (209)
Securities available for sale               (384)          163           (221)        1,145             36         1,181
Securities held to maturity                 (134)            3           (131)          (91)            26           (65)
Other earning assets                         366             5            371            42             13            55
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------
   Total Change                            1,368           409          1,777           930             32           962
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------
Interest expense
Deposits                                     505            (8)           497           481            112           593
Borrowings                                   114           (19)            95          (171)            20          (151)
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------
   Total Change                              619           (27)           592           310            132           442
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------
   Net Change                              $ 749         $ 436        $ 1,185         $ 620         $ (100)        $ 520
------------------------------------- ------------- -------------- ------------- -------------- ------------- ----------------


Note: Changes attributable jointly to volume and rate have been allocated proportionately.

Construction and Commercial Loans

                                                               1 Year              1-5            Over 5
  December 31, 1998 (in millions)                             or Less            Years             Years             Total
  ----------------------------------------------------- ----------------- ---------------- ----------------- -----------------
  Contractual maturity:
  Construction loans:
     Residential                                                 $ -               $ -              $ 0.4             $ 0.4
     Commercial                                                    2.2               2.1              1.7               6.0
  Commercial loans                                                 5.5               4.5              9.1              19.1
  ----------------------------------------------------- ----------------- ---------------- ----------------- -----------------
           Total                                                 $ 7.7             $ 6.6           $ 11.2            $ 25.5
  ----------------------------------------------------- ----------------- ---------------- ----------------- -----------------
  Interest rate sensitivity:
     Predetermined rates                                         $ 1.4             $ 2.7            $ 5.6             $ 9.7
     Variable rates                                                6.3               3.9              5.6              15.8
  ----------------------------------------------------- ----------------- ---------------- ----------------- -----------------
           Total                                                 $ 7.7             $ 6.6           $ 11.2            $ 25.5
  ----------------------------------------------------- ----------------- ---------------- ----------------- -----------------


Securities Cost and Fair Value

                                                             1998                     1997                     1996
  --------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
                                                Amortized         Fair    Amortized         Fair    Amortized         Fair
  December 31, (in thousands)                        Cost        Value         Cost        Value         Cost        Value
  --------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
  Available for sale
  U.S. Government and agency                     $ 16,694     $ 16,646     $ 18,081     $ 17,891     $ 25,314     $ 24,982
  U.S. Agency mortgage-backed                       2,312        2,333        5,366        5,391        3,375        3,390
  Other debt securities                            19,265       19,715        1,312        1,321        1,745        1,734
  Marketable equity                                17,724       18,681       16,710       18,296       13,989       14,560
  FHLBB stock                                       1,181        1,181          830          830          720          720
  --------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
     Total available for sale                    $ 57,176     $ 58,556     $ 42,299     $ 43,729     $ 45,143     $ 45,386
  --------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
  Held to maturity
  U.S. Government and agency                      $ 1,952      $ 2,017      $ 2,901      $ 2,941      $ 2,876      $ 2,895
  U.S. Agency mortgage-backed                      12,095       12,089       15,214       15,224       15,757       15,710
  Other debt securities                             1,384        1,413        1,834        1,856        2,057        2,044
  --------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
     Total held to maturity                      $ 15,431     $ 15,519     $ 19,949     $ 20,021     $ 20,690     $ 20,649
  --------------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------

Table of Market Risk Sensitive Instruments

Expected Maturity Date at December 31,                                                          There-         Fair Value
1998 (dollars in millions)                   1999       2000      2001       2002      2003      after     Total     12/31/98
----------------------------------------- ---------- --------- ---------- --------- ---------- --------- --------- -----------
Interest Sensitive Assets:
Loans:
Fixed interest rate
   Residential mortgages                      $ 9        $ 2       $ 2        $ 2       $ 2       $ 22      $ 39       $ 41
     Average interest rate                   6.76%      7.45%     7.45%      7.38%     7.38%      7.49%     7.31%
Variable interest rate
   Residential mortgages                        3          2         2          2         2          8        19         20
     Average interest rate                   8.04%      8.06%     8.06%      8.13%     8.08%      8.00%     8.04%
Fixed interest rate
   Consumer loans                               2          1         1          2         2          4        12         13
     Average interest rate                   8.57%      8.66%     8.66%      7.81%     7.81%      9.39%     8.57%
Variable interest rate
   Consumer loans                               7          2         1          1         1          8        20         20
     Average interest rate                   7.61%      7.64%     7.78%      7.99%     8.80%      7.26%     7.56%
Fixed interest rate
   Commercial loans                            18          7         4          4         3         13        49         50
     Average interest rate                   8.25%      8.19%     8.03%      8.50%     8.61%      7.96%     8.19%
Variable interest rate
   Commercial loans                            22          7         5          3         2          7        46         47
     Average interest rate                   8.69%      8.57%     8.03%      8.00%     8.69%      8.74%     8.57%
Fixed interest rate
   Securities                                  16          6         4          -         2         19        47         47
     Average interest rate                   5.74%      6.42%     6.25%         -      6.38%      7.61%     6.66%
Variable interest rate
   Securities                                   3          8         -          -         1         15        27         27
     Average interest rate                   5.87%      5.51%        -          -      5.00%      6.21%     5.91%
----------------------------------------- ---------- --------- ---------- --------- ---------- --------- ---------- ---------
       Total interest sensitive assets       $ 80       $ 35      $ 19       $ 14      $ 15       $ 96     $ 259      $ 265
----------------------------------------- ---------- --------- ---------- --------- ---------- --------- ---------- ---------
Interest Sensitive Liabilities:
Deposits:
   Checking                                   $ 1        $ 1       $ 1        $ 1       $ 1       $ 45      $ 50       $ 50
     Average interest rate                   0.91%      0.91%     0.91%      0.91%     0.91%      0.91%     0.91%
   Savings                                      3          2         1          1         1         29        37         37
     Average interest rate                   2.30%      2.30%     2.30%      2.30%     2.30%      2.30%     2.30%
   Money market                                 1          1         1          1         1         25        30         30
     Average interest rate                   4.05%      4.05%     4.05%      4.05%     4.05%      4.05%     4.05%
   Time deposits                               87         24         4          4         4          -       123        125
     Average interest rate                   5.13%      5.46%     5.76%      6.15%    5.50%          -      5.25%
Borrowings:
   FHLBB                                        -          4        10          -         5          5        24         23
     Average interest rate                      -       6.11%     4.66%         -     4.89%       5.39%     5.09%
------------------------------------------- -------- --------- ---------- --------- ---------- --------- ---------- ---------
       Total interest sensitive liabilities   $ 92      $ 32      $ 17        $ 7      $ 12      $ 104     $ 264      $ 265
------------------------------------------- -------- --------- ---------- --------- ---------- --------- ---------- ---------

Note: The amounts above reflect principal cash amounts only. The table includes non-trading instruments only; the Company had no trading instruments at December 31, 1998. For more information, see Quantitative Disclosures about Market Risk in Management's Discussion and Analysis of Financial Condition and Results of Operations. The base interest rate for variable rate instruments is equal to the rate in effect at year-end 1998. The table excludes off balance sheet financial instruments (e.g., commitments to extend credit, standby letters of credit and commitments to purchase Government guaranteed loans) with a fair value totaling $289 thousand which are sensitive to changes in interest rates and have an expected maturity date within 1999.

18. Condensed Financial Statements of Alliance Bancorp of New England, Inc.\ (Parent Company)



On October 3, 1997, Alliance Bancorp of New England, Inc. acquired all of the outstanding common stock of Tolland Bank on a one-for-one basis, concluding the formation of a bank holding Company. The Income Statement and Statement of Cash Flows are for the year ended December 31, 1998 and the quarter ended December 31, 1997.

Balance Sheet

December 31 (in thousands except share data)                                         1998                      1997
---------------------------------------------------------------------- ------------------------- -----------------------------
Assets
   Cash and cash equivalents                                                    $     108                 $      65
   Investment in subsidiary                                                        17,999                    18,601
   Other assets                                                                       180                       150
---------------------------------------------------------------------- ------------------------- -----------------------------
---------------------------------------------------------------------- ------------------------- -----------------------------
         Total assets                                                           $  18,287                 $  18,816
---------------------------------------------------------------------- ------------------------- -----------------------------

Liabilities and Shareholders' Equity
Liabilities:
   Accrued expenses                                                                    91                        13
---------------------------------------------------------------------- ------------------------- -----------------------------
         Total liabilities                                                             91                        13
         Total shareholders' equity                                                18,196                    18,803
---------------------------------------------------------------------- ------------------------- -----------------------------
         Total liabilities and shareholders' equity                             $  18,287                 $  18,816
---------------------------------------------------------------------- ------------------------- -----------------------------

Income Statement

Year ended (1998) and quarter ended (1997) December 31
(in thousands except share data)                                                  1998                      1997
---------------------------------------------------------------------- ------------------------- -----------------------------
   Dividends from bank subsidiary                                              $ 3,489                     $ 258
---------------------------------------------------------------------- ------------------------- -----------------------------
         Total operating income                                                  3,489                       258
---------------------------------------------------------------------- ------------------------- -----------------------------
   Non-interest expenses                                                           379                        44
   Income before income tax benefit and
         equity in net income of subsidiary                                      3,110                       214
---------------------------------------------------------------------- ------------------------- -----------------------------
   Income tax benefit                                                              157                        22
---------------------------------------------------------------------- ------------------------- -----------------------------
   Income before equity in net income of subsidiary                              3,267                       236
   Equity in undistributed income of subsidiary                                   (709)                      329
---------------------------------------------------------------------- ------------------------- -----------------------------
         Net Income                                                            $ 2,558                     $ 565
---------------------------------------------------------------------- ------------------------- -----------------------------


Statement of Cash Flows

Year ended (1998) and quarter ended (1997) December 31
(in thousands)                                                                  1998                      1997
---------------------------------------------------------------------- ------------------------- -----------------------------
Operating Activities:
   Net income                                                              $   2,558                 $     563

Adjustments to reconcile net income to
   net cash provided by operating activities:
   Equity in undistributed net income of subsidiary                              709                      (329)
   (Increase) in other assets                                                    (30)                     (148)
   Increase in other liabilities                                                  79                        13
---------------------------------------------------------------------- ------------------------- -----------------------------
         Net cash provided by operating activities                             3,316                        99

Investing Activities:
         Net cash used by investing activities                                     -                         -

Financing Activities:
   Stock options exercised                                                       233                        55
   Dividends paid to stockholders                                               (397)                      (89)
   Purchase of treasury stock                                                 (3,109)
---------------------------------------------------------------------- ------------------------- -----------------------------
         Net cash used by financing activities                                (3,273)                      (34)
---------------------------------------------------------------------- ------------------------- -----------------------------

Net Change in Cash and Cash Equivalents                                           43                        65
---------------------------------------------------------------------- ------------------------- -----------------------------
Cash and cash equivalents beginning of period                                     65                         -
---------------------------------------------------------------------- ------------------------- -----------------------------
Cash and cash equivalents end of period                                    $     108                 $      65
---------------------------------------------------------------------- ------------------------- -----------------------------